UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2015

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

590 E. Middlefield Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 30, 2015, Omnicell, Inc. (the “Company”) announced that Robin G. Seim, the Company’s Chief Financial Officer, will be transitioning to a role managing the Company’s International Operations, Worldwide Manufacturing and Quality. This transition follows the Company’s announcement on January 15, 2015 that the Company had moved responsibility of its operations outside the U.S. to Mr. Seim in addition to his other duties, including as Chief Financial Officer of the Company, and is intended to enable Mr. Seim to more closely focus on the Company’s international business and operational growth and manufacturing efforts. The Company’s growth outside the U.S. includes the completion of three international acquisitions over the past twelve months.

The Company has commenced a search for a new Chief Financial Officer and anticipates that such search shall take approximately three to six months to complete. Mr. Seim will also continue in his current role as the Company’s Chief Financial Officer until such time as a qualified replacement has been hired.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: May 1, 2015	By:	/s/ Dan S. Johnston
Dan S. Johnston,
Executive Vice President and Chief Legal & Administrative Officer